EXHIBIT 10.1

                                               PRIVATE CLIENT GROUP
                                               MERRILL LYNCH BUSINESS
                                               FINANCIAL SERVICES, INC.
                                               33 West Monroe Street, 22nd Floor
                                               Chicago, Illinois 60603
                                               312/845-1020
                                               FAX 312/845-9093

Exactech, Inc.
2320 NW 66th Court
Gainesville, FL  32653

      RE:  WCMA LINE OF CREDIT EXTENSION

Ladies And Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Exactech, Inc. ("Customer") with respect to: (I) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT NO. 9504550701 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below) the Loan Documents are hereby amended as follows:

(a)  Customer's principal office and address is hereby amended to read:

         2320 NW 66th Court
         Gainesville, FL  32653

      Said new location shall now be a "location of Tangible Collateral".

(b) The "Maturity Date" of the WCMA Line of Credit is hereby extended to June 30, 2000.

(c) The "Maximum WCMA Line of Credit" is hereby increased to $6,000,000.00.

(d) The annual "Line Fee" during the period ending June 30, 2000, shall be $30,000.00. Customer hereby authorizes and directs MLBFS to charge said amount to WCMA Account No. 750-07R53 on or at any time after the Effective Date, and again at the expiration of each year of the renewal term.

(e) In addition to existing requirements, within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to MLBFS an aging of Accounts and Chattel Paper and an Inventory report for Customer as of the end of such fiscal quarter, all in reasonable detail and certified by its chief financial officer.

Except as expressly modified hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

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EXHIBIT 10.1 (CONT)

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their Unconditional Guaranty shall extend to and include the Obligations of Customer under the Loan Documents, as mended hereby.

Customer and said Guarantors acknowledge, warrants and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; (b) MLBFS shall have received a check made payable to CSC, The United States Corporation, in the amount of $10,500.00 representing documentary stamp tax required by Secretary of State, Florida; and (c) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internally authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements herein will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:   Hugh E. Johnson
      Credit Services Account Manager


Accepted:

Exactech, Inc.

By:   Joel C. Phillips     7/18/98
      Chief Financial Officer

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